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                                                                    EXHIBIT 10.3

                           COMMERCIAL PROMISSORY NOTE
                 (Capital Expenditure Line of Credit/Term Loan)

$3,700,000.00                   Atlanta, Georgia               November 19, 1997


   FOR VALUE RECEIVED, the undersigned PROFESSIONAL TRANSPORTATION GROUP LTD., INC., a Georgia corporation (hereinafter referred to as "Maker"), promises to pay to the order of SOUTHTRUST BANK, N.A., a national banking association (hereinafter referred to as "Payee"; Payee and any subsequent holder of this Note being referred to collectively as "Holder"), at any office of Payee in Atlanta, Georgia, or at such other place as Holder may designate, the principal amount of Three Million Seven Hundred Thousand and No/100 Dollars ($3,700,000.00), or such lesser amount as may be outstanding and unpaid hereunder, together with interest on so much thereof as is outstanding hereunder from time to time at the rate stated below from the date of this Note (or other interest accrual date shown below) until maturity, and at the rate of interest which is two percent (2%) per annum in excess of the rate stated below after maturity, said principal and interest to be due and payable as stated below.

         INTEREST RATE AND PAYMENT SCHEDULE. From and after the date hereof until April 30, 1998 (the "Conversion Date"), or default as hereinafter provided, interest will accrue on each advance made under this Note at a rate per annum which is two hundred fifty (250) basis points (one hundred [100] basis points equals one percent [1%]) plus the "Libor Rate" (hereinafter referred to as the "Floating Rate") and shall be computed on the daily outstanding principal balance hereunder based on a three hundred sixty (360) day year. "Libor Rate," as used herein, means a per annum rate of interest (rounded upwards, if necessary, to the nearest 1/16th of one percent) equal to the quotient of (i) the "London Interbank Offered Rate (LIBOR)" for contracts with a maturity date of ninety (90) days, as quoted in the MONEY RATES section of The Wall Street Journal as effective for contracts entered into on the first day of the applicable interest period, divided by (ii) 1.00 minus any reserve requirement applicable to "eurodollar loans" (as such term is defined in Regulation D) for the applicable interest period (expressed as a decimal). If at any time or from time to time such Libor Rate increases or decreases, then the rate of interest charged shall be correspondingly increased or decreased effective on the day on which such increase or decrease of such Libor Rate becomes effective. From and after the Conversion Date, interest shall continue to be charged at the Floating Rate unless Maker notifies Holder no later than April 15, 1998 that it has elected to have interest charged at a fixed rate per annum which is two hundred seventy-five (275) basis points (100 basis points equals 1%) in excess of the weekly average yield on United States Treasury Securities having a constant maturity of five (5) years as made available by the Federal Reserve Board as of the Conversion Date (hereinafter referred to as the "Fixed Rate"), in which event interest shall accrue at the Fixed Rate from and after the Conversion Date. If the Treasury Rate is no longer made available by the Federal Reserve Board, Holder will choose a new index which is based upon comparable information and will give Maker notice of the new index. Interest so computed shall accrue for each and every day (365 days per year, 366 days per leap year) on which any indebtedness remains outstanding hereunder, including the day on which funds are initially advanced regardless of the time of day such advance is made, and including the day on which funds are repaid unless repayment is credited prior to 2:00 p.m., the close of Payee's business day.

         Interest only on the outstanding principal amount shall be due and payable monthly, in arrears, beginning on December 1, 1997, and continuing on the first (1st) day of each month thereafter through and including April 1, 1998. Commencing on May 1, 1998, and continuing on the first (1st) day of each month through and including April 1, 2003, principal and interest shall be due and payable as follows:

                  (a) If Maker elects for interest to continue to accrue at the Floating Rate, (i) principal shall be due in fifty-nine (59) equal monthly installments of principal in the amount equal to the quotient resulting from dividing the outstanding principal balance hereof on the Conversion Date by eighty-four (84), together with (ii) accrued and unpaid interest at the Floating Rate; or



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                  (b) If Maker elects for interest to accrue at the Fixed Rate, principal and interest shall be due and payable in consecutive, equal monthly installments of principal and interest, the amount of each monthly installment being calculated by amortizing the outstanding principal balance hereof on the Conversion Date over an eighty-four
         (84) month term at the Fixed Rate.

         At least ten (10) days before the due date of the first installment after the Conversion Date, Holder will give notice to Maker of the Fixed Rate (if elected by Maker) and the amount of each payment of principal and interest that will be due hereunder. On May 1, 2003, all unpaid principal, plus accrued and unpaid interest, shall be due and payable in full.


         INTEREST ACCRUAL. Interest shall accrue daily on the unpaid principal amount of this Note and will be calculated at the rate stated above on the basis of a 360-day year and the actual days elapsed by multiplying the unpaid principal amount by the per annum rate stated above, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

         REBORROWINGS. Until the earlier of the Conversion Date or the occurrence of any event giving Holder the right to accelerate the maturity of this Note as provided below, or written or oral notice to Maker of Holder's election to terminate the line of credit (which notice Holder may give at its reasonable discretion), Maker may borrow hereunder, repay the principal amount in whole or in part upon the terms and conditions set forth herein, and reborrow hereunder, so long as the aggregate unpaid principal amount of such advances does not exceed the principal amount of this Note at any time. To the extent permitted by law, any accrued interest not paid when due as set forth above may at Holder's discretion be paid by Holder providing an advance hereunder in the amount of such unpaid interest, or if the outstanding principal balance under this Note would not permit such advance, the unpaid interest shall be added to the principal balance due hereunder. Any such advance or principal amount shall accrue interest at the rate provided for herein.

         SECURITY. As security for the full payment and performance of this Note, Maker hereby assigns, conveys, and grants a security interest to Holder in all property in which Maker has an interest which is in or comes into the possession, control or custody of Holder, all property in which Maker has heretofore granted or hereafter grants to Holder a security interest to secure any obligation, and all property of Maker in which Holder has acquired or hereafter otherwise acquires a lien, encumbrance or other right (including, but not limited to, balances, credits, deposits, accounts and monies). Maker hereby agrees that Holder may, at any time and without notice, apply any balances, credits, deposits, accounts, monies or other indebtedness now or hereafter owing by Holder to Maker in satisfaction of any indebtedness evidenced by this Note whether or not due.

         FINANCIAL STATEMENTS. Maker agrees, for so long as there is any amount outstanding under this Note or Maker is entitled to request advances hereunder, to provide Holder financial statements and other information of or concerning Maker and any other Obligor (as hereinafter defined), in such detail, of such quality (i.e., audited, reviewed, unaudited or otherwise), and with such frequency and timeliness as Holder may reasonably request from time to time. All financial statements required by Holder as set forth above shall be prepared in accordance with generally accepted accounting principles (except for the absence of footnotes with respect to monthly and quarterly financial statements) and shall fairly present the financial condition and results of operations of the Obligor specified as of the end of and for the period covered thereby.

         USE OF PROCEEDS. Maker represents and agrees that the proceeds of the loan evidenced by this Note shall be used solely for business purposes and shall not be used for any personal, family, household, consumer or other purpose.

         LATE CHARGE. If any payment of the principal amount outstanding under this Note is late ten (10) days or more, in addition to interest after maturity as provided above, Maker agrees to pay a late charge equal to one-half of one percent (1/2%) of the amount of the payment which is late, subject to a minimum late charge of $5.00 and a maximum late charge of $250.00 for any one payment as compensation for administrative and other costs associated with the late payment as set forth below.


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         MAXIMUM RATE OF INTEREST. If, at any time, the rate or amount of interest, late charges, attorneys' fees or any other charge payable under this Note should exceed the maximum rate or amount permitted by applicable law, then for such time as such rate or amount would be excessive, its application shall be suspended and there shall be charged instead the maximum rate or amount permitted under such law, and any excess interest or other charge paid by Maker or collected by Holder shall be refunded to Maker or credited against the principal amount of this Note, at the election of Holder or as required by applicable law. Maker agrees that the late charge provided in this Note is a reasonable estimate of probable additional unanticipated internal costs to Holder of reporting and accounting for the late payment, that such costs are difficult or impossible to estimate accurately, and that the agreement to pay a late charge is a reasonable liquidated damages provision.

         DEFAULT. The following shall constitute events of default under this
Note: a failure of Maker (Maker and each other person primarily or secondarily liable to Holder for the indebtedness evidenced by this Note hereinafter collectively referred to as "Obligors") to make any payment of principal or interest or any other amount under this Note when due or failure of Maker to perform or observe any promise or agreement contained in this Note; the death of (if an individual), death of a general partner (if a partnership), or dissolution of (if a partnership or corporation), insolvency of, general assignment for the benefit of creditors by, any Obligor; the commencement of a voluntary proceeding under any law relating to bankruptcy, insolvency, reorganization, arrangement, composition or readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect, including without limitation the filing of a petition under any chapter of the Federal Bankruptcy Code, as amended, by or against, or acquiescence in writing to same by, or failure to timely and diligently controvert any such involuntary proceeding by, any Obligor; the filing of a proceeding for the appointment of a receiver, custodian, trustee, liquidator or similar official for Obligor or Obligor's property or consenting to the appointment of same; the failure of an involuntary petition for relief under the federal bankruptcy code to be dismissed within thirty (30) days after the commencement thereof or in which an order for relief is entered; the making by any Obligor of a conveyance fraudulent as to creditors under any state or federal law; entry of any judgment against, or issuance of a levy or writ of execution, attachment or garnishment against any of the property of, any Obligor; the inability of any Obligor to pay debts as they become due or admit in writing to such effect; the transfer by any Obligor of all or substantially all of his, her or its assets outside the ordinary course of business, or the waste, loss or dissipation of a substantial part of such person's assets; if any Obligor is a partnership, the withdrawal or removal of any general partner of such partnership; if any Obligor is a corporation, the transfer, directly or indirectly (including through any voting trust, irrevocable proxy, or the like), of the ownership or power to vote more than thirty percent (30%) of the voting stock of such corporation; the suspension of the operation of any Obligor's present business; the occurrence of any default or event authorizing acceleration as provided under any promissory note or other evidence of debt, loan agreement, security agreement, pledge agreement, assignment, mortgage, deed to secure debt, deed of trust, lease agreement or other agreement or contract between any Obligor and Holder or any third party; any statement, representation or warranty of any Obligor made orally or in writing in any document evidencing, securing or otherwise relating to the indebtedness evidenced by this Note or in any other writing or statement at any time furnished or made by any Obligor to Holder is false or misleading in a material respect as of the date furnished or made; revocation or termination of any guaranty executed in favor of Holder guaranteeing the indebtedness evidenced by this Note; the financial responsibility of any Obligor becomes impaired at any time in the sole reasonable opinion of Holder; or, the reasonable determination by Holder that it otherwise deems itself to be insecure.

         REMEDIES. If this Note is payable on demand, all of the principal amount outstanding hereunder and all accrued but unpaid interest thereon shall be due and payable in full upon demand by Holder, whether or not any event of default described below has occurred and whether or not Holder reasonably deems itself to be insecure. If any event of default under this Note should occur, all unpaid amounts of any or all of the principal amount outstanding hereunder and all accrued but unpaid interest thereon shall, at the option of Holder and without notice or demand, become immediately due and payable and Holder shall have and be entitled to exercise, from time to time, all the rights and remedies available to it as provided elsewhere in this Note, in any other agreement or contract between Maker and Holder and under applicable law. All of Holder's rights and remedies shall be cumulative, and any failure of Holder to exercise any such right or remedy shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any time and from time to time thereafter.


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         WAIVER. With respect to the obligations of Maker under this Note, to the extent permitted by applicable law, Maker waives the following: (1) demand, presentment, protest, notice of dishonor, suit against any party and all other requirements necessary to charge or hold Maker liable on this Note; (2) all statutory provisions and requirements for the benefit of Maker (including notice requirements), now or hereafter in force (except to the extent provided for in any other contract or agreement between Maker and Holder); and (3) the right to interpose any set-off or counterclaim of any nature or description in any litigation in which Holder and any Maker shall be adverse parties.

         NOTICES. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Note shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or three (3) days after being deposited in the United States mail, postage prepaid, certified with return receipt requested, to Maker if mailed to the address set forth above Maker's name at the end of this Note and to Holder at the address set forth in the beginning of this Note or at such other address within the continental United States for either party as such party may designate by notice to the other given in accordance with the provisions of this paragraph; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been received shall also constitute receipt.

         EXPENSES AND COLLECTION COSTS. Maker agrees to pay all filing fees and taxes in connection with this Note and all costs of collecting or securing or attempting to collect or secure any of the indebtedness evidenced by this Note, including, without limitation, court costs, litigation expenses and reasonable attorneys' fees, and all accrued but unpaid interest thereon, if this Note is referred to an attorney for collection. If attorneys' fees in such amount would be prohibited by applicable law, then Maker agrees to pay reasonable attorneys' fees not to exceed the maximum amount allowed by law.

         PARTICIPATION OF NOTE. Maker understands that Holder may enter into participation agreements with participating institutions whereby Holder will sell undivided interest in this Note to such other institutions. Maker agrees that Holder may furnish information regarding Maker, including financial information, to such institutions from time to time and also to prospective participating institutions in order that such institutions may make an informed decision whether to purchase a participation in this Note. Maker hereby grants to each such participating institution, to the extent of its participation in this Note, the right to set off deposit accounts maintained by Maker, or any of them, with such institution, against unpaid amounts owed under this Note. Upon written request from Holder, Maker agrees to make each payment under this Note directly to each such participating institution in proportion to the participant's interest in this Note as set forth in such request from Holder.

         MISCELLANEOUS. No delay by Holder in enforcing its rights hereunder shall prejudice Holder's rights to enforce this Note. No waiver by Holder shall be effective unless made in writing by a duly authorized officer or agent of Holder, and no waiver by Holder of any right or remedy shall constitute a waiver of any other or future right or remedy. This Note shall inure to the benefit of Holder, its successors and assigns, and to any person to whom Holder may grant an interest in any of the indebtedness evidenced hereby, and shall be binding upon Maker, and his, her, its, or their respective heirs, executors, administrators, successors and assigns. Maker, if more than one, includes each person executing this Note, who are jointly and severally liable for all obligations of Maker under this Note, and each Maker has subscribed its name hereto without condition that anyone else should sign or become bound hereon and without any other condition whatever being made. Holder may release any Obligor or renew or extend the maturity hereof without affecting any obligations of any other Obligor to repay the principal amount outstanding hereunder and all accrued but unpaid interest. THIS NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


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         CONSENT TO JURISDICTION. MAKER HEREBY CONSENTS TO THE JURISDICTION OF
ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF GEORGIA, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED IN ANY SUCH COURT AND AGREES THAT PROCESS IN ANY SUCH ACTION WILL BE SUFFICIENT IF SERVED ON MAKER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR IN ANY MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, HOLDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST MAKER OR MAKER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION HOLDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO ENFORCE THE OBLIGATIONS OF MAKER UNDER THIS NOTE.

         HEADINGS. The headings of the paragraphs set forth in this Note are for convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         TIME OF ESSENCE. Time is of the essence of the payment and performance of this Note.

         IN WITNESS WHEREOF, Maker has executed this Note under seal, or has caused this Note to be executed by its duly authorized agent and its seal to be affixed hereto, as of the date first above written.

ADDRESS OF             5025 DERRICK JONES ROAD
MAKER:                 SUITE 120
                       ATLANTA, GEORGIA 30349


MAKER:

PROFESSIONAL TRANSPORTATION GROUP LTD., INC., a Georgia corporation


By:  /s/Dennis A. Bakal
     ----------------------------------------
     Dennis A. Bakal, President

              [CORPORATE SEAL]


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